Exhibit 10(u)

OMNIBUS AMENDMENT

TO

OUTSTANDING GRANTS UNDER

CLEVELAND-CLIFFS INC 1992 INCENTIVE EQUITY PLAN

(AS AMENDED AND RESTATED AS OF MAY 13, 1997)

THIS OMNIBUS AMENDMENT is made this 13th day of January, 2009, by Cliffs Natural Resources Inc. (the “Company”).

WITNESSETH:

WHEREAS, from time to time the Company has granted restricted shares, performance shares, retention units and restricted share units to certain participants under the Cleveland-Cliffs Inc 1992 Incentive Equity Plan (As Amended and Restated as of May 13, 1997) (the “Plan”) as such grants are set forth in certain Restricted Shares Agreements and Participant Grant and Agreements (the “Agreements”); and

WHEREAS, it is the desire of the Company to amend such Agreements in order to require that Plan participants’ tax withholding requirements relating to any grants under the Plan be automatically satisfied out of the grants; and

WHEREAS, the Company has the power to amend such Agreements with the written consent of the grantee; and

NOW, THEREFORE, effective as of January 13, 2009 with respect to all currently outstanding grants under the Plan, the Company hereby amends all currently outstanding Agreements issued under the Plan as follows:

(1) The Agreements are hereby amended such that any “Withholding Taxes” provisions or similar provisions shall be deleted and the following new provision will be substituted in lieu thereof to read as follows:

“The Company shall withhold the minimum amount of taxes which it determines it is required by law or required by the terms of the Cleveland-Cliffs Inc 1992 Incentive Equity Plan (As Amended and Restated as of May 13, 1997) (for purposes of this paragraph, the “Plan”) to withhold in connection with any recognition of income incident to this Plan payable in cash or Common Shares to a Grantee or beneficiary. In the event of a taxable event occurring with regard to Common Shares on or after the date that the Common Shares become nonforfeitable, the Company shall reduce the Common Shares owed to the Grantee or beneficiary by the fewest number of such Common Shares owed to the Grantee or beneficiary such that the Fair Market Value of such Common Shares shall equal (or exceed by not more than the Fair Market Value of a single Common Share) the Grantee’s or other person’s “Minimum Withholding Tax Liability” resulting from such recognition of income. The Company shall pay cash equal to such Fair Market Value to the appropriate taxing authority for purposes of satisfying such withholding responsibility. If a distribution or other event does not result in any withholding tax liability as a result of the Grantee’s election to be taxed at an earlier date or for any other reason, the Company shall not reduce the Common Shares owed to the Grantee or beneficiary. For purposes of this paragraph, “Fair Market Value” shall mean the latest available closing price per share of a Common Share on the New York Stock Exchange or other recognized market if the stock does not trade on the New York Stock Exchange at the relevant time. For purposes of this paragraph, a person’s “Minimum Withholding Tax Liability” is the product of: (a) the aggregate minimum applicable federal and applicable state and local income withholding tax rates on the date of a recognition of income incident to the Plan; and (b) the Fair Market Value of the Common Shares recognized as income to the Grantee or other person determined as of the date of recognition of income, or other taxable amount under applicable statutes. If not otherwise defined in this paragraph or this Agreement, capitalized terms shall have the meanings ascribed to them in the Plan.”

[signature page follows]

IN WITNESS WHEREOF, a duly authorized officer of the Company has caused this Omnibus Amendment to be executed this 13th day of January, 2009.

CLIFFS NATURAL RESOURCES INC.

By:

GRANTEE ACKNOWLEDGMENT AND CONSENT:

In accordance with the foregoing, I acknowledge that I have read and understand the Omnibus Amendment and consent to the terms of this Omnibus Amendment applying to all of my outstanding grants under the Plan.

Grantee

Date

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